Exhibit 99.1

Agassi Sports Entertainment Corp. (the “Company”)

Compensation Committee Charter

Role:

The Compensation Committee’s role is to discharge the responsibilities of the Board of Directors (the “Board”) relating to compensation of the Company’s executives (including the Chief Executive Officer) and non-employee directors and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation and benefit programs.

Membership:

The membership of the Committee will consist of at least two directors of the Company, who shall satisfy the definition of “independent” under the rules of the Nasdaq Capital Market, or such other exchange(s) upon which the Company’s securities are then listed from time to time (the “Exchange”). Each member of the Committee shall also qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. In determining the independence of Compensation Committee members, the Board shall consider all factors specifically relevant to such service as set forth in Nasdaq Rule 5605(d)(2)(A), including the sources of each director’s compensation (such as consulting or advisory fees from the Company) and any affiliations with the Company, a subsidiary, or an affiliate of a subsidiary that could impair independence from management.

The Board may remove any member from the Committee at any time with or without cause. Each Committee member may be required to satisfy certain independence requirements of applicable securities laws, rules or guidelines and any other applicable regulatory rules. Determinations as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the full Board.

Operations:

The Board shall designate one member of the Committee to act as its chairperson. The Committee will meet at least annually and more frequently as necessary. Additional meetings may occur as the Committee or its chair deems advisable. The Committee may also meet periodically in executive session without Company management present. The Committee may invite members of management, consultants, or others to attend meetings and provide pertinent information, except in executive sessions where such presence would be inappropriate. The Committee will cause to be kept adequate minutes of its proceedings, and will report on its actions and activities at the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment) action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of the Company’s Articles of Incorporation, as amended, (b) any provision of the Bylaws of the Company, as amended, or (c) the laws of the State of Nevada.

Authority:

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside counsel, compensation consultants, or other experts or consultants, as it deems appropriate, including sole authority to approve the fees and other retention terms for such persons. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

Except as otherwise delegated by the Board or the Committee, the Committee will act on behalf of the Board. The Committee will serve as the “Committee” established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the Committee under those plans, including making and authorizing grants, in accordance with the terms of those plans and applicable law. The Committee may delegate to one or more executive officers the authority to make grants of stock options and stock awards to eligible individuals who are not executive officers. Any executive officer to whom the Committee grants such authority shall regularly report to the Committee grants so made. The Committee may revoke any such delegation of authority at any time.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee to perform certain of its duties from time to time, provided that any such subcommittee shall, to the extent required by applicable law or Exchange rules, satisfy applicable independence requirements.

Responsibilities:

Subject to the sole determination of the Board, the principal responsibilities and functions of the Compensation Committee are as follows:

1.	Review the competitiveness of the Company’s executive compensation programs to ensure (a) the attraction and retention of executives, (b) the motivation of executives to achieve the Company’s business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of the Company’s stockholders. The Committee shall also review and recommend to the Board annual goals and objectives for the CEO, and evaluate the CEO’s performance against such goals.

2.	Review trends in executive compensation, oversee the development of new compensation plans, and, when necessary, approve the revision of existing plans.

3.	Review and approve the compensation structure for executives.

4.	Oversee an evaluation of the performance of the Company’s executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers. Review and approve compensation packages for new executive officers and termination packages for executive officers. The Committee shall review and approve the annual compensation of the Chief Executive Officer or, in its discretion, shall recommend such compensation to the Board for approval.

5.	Review and make recommendations concerning long-term incentive compensation plans, including the use of equity-based plans. The Committee shall also oversee the Company’s policies and practices regarding the timing of grants of equity awards in relation to the disclosure of material nonpublic information, including any disclosure required by Item 402(x) of Regulation S-K.

6.	Periodically review the compensation paid to non-employee directors, through cash, equity, or other forms, and make recommendations to the Board for any adjustments. No member of the Committee will act to fix his or her own compensation except for uniform compensation to directors for their services as a director.

7.	Review periodic reports from management on matters relating to the Company’s compensation practices.

8.	Produce an annual report of the Compensation Committee on executive compensation for the Company’s annual proxy statement in compliance with and to the extent required by applicable Securities and Exchange Commission rules or other applicable regulatory requirements and regulations and any relevant listing authority. The Committee shall also review and consider the results of the most recent stockholder advisory vote on executive compensation (“say-on-pay”) and the stockholder advisory vote on the frequency of say-on-pay votes, and make recommendations to the Board regarding the Company’s response thereto.

9.	Obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations about, among other things, changes to the charter of the Committee.

10.	Review the Company’s compensation policies and practices to assess whether they encourage excessive or inappropriate risk-taking and, if so, recommend appropriate changes. The Committee shall also periodically review the Company’s policies, if any, regarding hedging and pledging of Company securities by directors, officers and employees, including in light of the disclosure requirements of Item 407(i) of Regulation S-K.

11.	Administer and oversee the Company’s compensation recovery (clawback) policies, including compliance with applicable Exchange rules and SEC regulations.

12.	Take whatever other action that the Board shall reasonably request in its sole determination.

The Committee shall also have the following responsibilities and authority as dictated by the Exchange:

(A)	The Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser.

(B)	The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the Committee.

(C)	The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the Committee.

(D)	The Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Committee, other than in-house legal counsel, only after taking into consideration all factors relevant to that person’s independence from management, including those set forth in the Exchange’s rules.

Notwithstanding the above, the Chief Executive Officer and other executive officers shall not be present during voting or deliberations on their respective compensation.

The Committee is not required to follow the advice of any retained advisor and shall exercise its own judgment in fulfilling its duties.

Annual Evaluation and Charter Review:

The Committee shall review, discuss and assess its own performance at least annually. The Committee shall also review and assess the adequacy of this charter at least annually, and shall recommend any proposed changes to the Board for its consideration and approval.